   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1997


                                                      REGISTRATION NO. 333-29463
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                        POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                       INTERNATIONAL TOTAL SERVICES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
                   Ohio                                      4551                                   34-1264201
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
              INCORPORATION)                     CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)
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                                  Crown Centre
                               5005 Rockside Road
                            Independence, Ohio 44131
                                 (216) 642-4522
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                               ROBERT A. WEITZEL
                       International Total Services, Inc.
                                  Crown Centre
                               5005 Rockside Road
                            Independence, Ohio 44131
                                 (216) 642-4522
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:

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
             ALBERT T. ADAMS, ESQ.                                THOMAS F. MCKEE, ESQ.
             Baker & Hostetler LLP                            Calfee, Halter & Griswold LLP
           3200 National City Center                         1400 McDonald Investment Center
             1900 East Ninth Street                                800 Superior Avenue
             Cleveland, Ohio 44114                                Cleveland, Ohio 44114
                 (216) 621-0200                                       (216) 622-8200
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                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 23rd day of September, 1997.


                                          INTERNATIONAL TOTAL SERVICES, INC.

                                          By:   /s/  SCOTT E. BREWER

                                            ------------------------------------
                                            Scott E. Brewer, Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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           SIGNATURE                               TITLE                            DATE
--------------------------------  ---------------------------------------    ------------------


               *                  Chairman of the Board, Chief Executive     September 23, 1997
--------------------------------  Officer and Director (Principal
       Robert A. Weitzel          Executive Officer)
               *                  Chief Financial Officer (Principal         September 23, 1997
--------------------------------  Financial Officer and Principal
        Robert A. Swartz          Accounting Officer)

               *                  Director                                   September 23, 1997
--------------------------------
          Jean Weitzel

               *                  Director                                   September 23, 1997
--------------------------------
        James O. Singer

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     /s/ SCOTT E. BREWER
---------------------------------
* By Scott E. Brewer, as
attorney-in-fact

                                  EXHIBIT LIST

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
EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------

  * 1         Underwriting Agreement.

    3.1(i)    Amended and Restated Articles of Incorporation of the Registrant.
   3.1(ii)    Code of Regulations of the Registrant.
     3.2      Form of Amended and Restated Code of Regulations of the Registrant.
     4        Specimen Certificate representing Common Shares.
     5        Opinion of Counsel to the Registrant.
    10.1      Asset Purchase Agreement dated as of March 7, 1997, between the Company and Intex
              Aviation Services, Inc.
    10.2      Third Amended And Restated Consolidated Replacement Credit Facility And Security
              Agreement, dated as of March 31, 1997, by and between Bank One, Cleveland, N.A., and the Company.
    10.3      Term Promissory Note, dated March 31, 1997, by the Company to Bank One, Cleveland,
              N.A.
    10.4      Revolving Promissory Note, dated March 31, 1997 by the Company to Bank One,
              Cleveland, N.A.
    10.5      Note Purchase Agreement, dated as of November 25, 1996, by and among Seidler
              Capital Partners L.P. and the Company.
    10.6      First Amendment to Note Purchase Agreement, dated as of March 31, 1997, by and among the Company and Seidler Capital Partners L.P.
    10.7      Promissory Note, dated November 25, 1996, by the Company to Seidler Capital
              Partners L.P.
    10.8      Employment Agreement between the Company and Robert A. Weitzel.
    10.9      Employment Agreement between the Company and James D. Singer.
    10.10     Employment Agreement between the Company and Robert A. Swartz.
    10.11     Employment Agreement between the Company and Scott E. Brewer.
    10.12     Buy/Sell Agreement dated as of March 1, 1995 between the Company and Gene Empey.
    10.13     Buy/Sell Agreement dated as of January 26, 1996 between the Company and Scott
              Brewer.
    10.14     Buy/Sell Agreement dated as of January 26, 1996 between the Company and Bob
              Swartz.
    10.15     Buy/Sell Agreement dated as of November 27, 1996 between the Company and Bob
              Swartz.
    10.16     Buy/Sell Agreement dated as of February 27, 1997 between the Company and Scott
              Brewer.
    10.17     Buy/Sell Agreement dated as of February 27, 1997 between the Company and Bob
              Swartz.
    10.18     International Total Services, Inc. Directors' Deferred Compensation Plan.
    10.19     International Total Services, Inc. Long Term Incentive Plan.
    10.20     Form of Agreement for Airport Security Services, dated October 1, 1996, by and between the Company and Delta Air Lines, Inc.
    10.21     Form of Agreement for Skycap Services, dated October 1, 1996, by and between the
              Company and Delta Airlines, Inc.
    10.22     Form of Ground Services Agreement, dated December 1, 1996, by and between the
              Company and Delta Airlines, Inc.
    10.23     Passenger Screening and Airport Security Agreement, dated January 1, 1982, by and between USAir, Inc. and the Company.
    10.24     Agreement for Preboard Screening Services, dated October 1, 1990, by and between the Company and Continental Airlines, Inc.
    10.25     Core Agreement for Skycap and Wheelchair Services, dated October 1, 1990, by and between the Company and Continental Airlines, Inc.
    10.26     Form of Agreement for Skycap and Baggage Handling Services by and between the
              Company and United Airlines.
    10.27     Form of Agreement for Preboard Screening Services by and between the Company and
              United Airlines.
    10.28     Form of Agreement for Airport Security and Screening Services by and between the
              Company and Southwest Airlines Co.
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

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
EXHIBIT NO.                                      DESCRIPTION
-----------   ----------------------------------------------------------------------------------
    10.29     Form of Aircraft Cleaning Services Agreement by and between the Company and
              Southwest Airlines Co.
    10.30     Form of Agreement to Provide Skycap Services by and between the Company and
              Southwest Airlines Co.
    10.31     Form of Contract for Pre-Departure Screening Services by and between the Company and US Airways, Inc.
    10.32     Agreement, dated December 1, 1984, by and between the Company and USAir, Inc.
    10.33     Core Agreement for Baggage Search and Passenger Inspection, dated March 15, 1990, by and between the Company and Trans World Airlines, Inc.
    11.1      Statement Regarding Computation of Per Share Earnings of International Total
              Services, Inc.
    11.2      Statement Regarding Computation of Per Share Earnings of Intex Aviation Systems,
              Inc.
    16        Letter from Ernst & Young LLP Regarding Change in Certifying Accountant.
    21        Subsidiaries of the Registrant.
    23.1      Consent of Grant Thornton LLP.
    23.2      Consent of Counsel to the Registrant (included in Exhibit 5).

    23.3      Consent of Grant Thornton LLP.

    24        Powers of Attorney (included on page II-5).
    27        Financial Data Schedule.
    99.1      Consent of Ivan J. Winfield.
    99.2      Consent of Lee C. Howley, Jr.
    99.3      Consent of Jerry V. Jarrett.
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---------------
* Filed herewith.